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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: June 19, 1997




                         Commission file number 1-12579



                                OGE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

               Oklahoma                              73-1481638
    (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)              Identification No.)


                               101 North Robinson
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)


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Item 5. Other Events
--------------------

On June 18, 1997, Oklahoma Gas and Electric Company ("OG&E"), a subsidiary of OGE Energy Corp., filed documents with the Oklahoma Corporation Commission relating to a Generation Efficiency Performance Rider ("GEP Rider"), which was approved in OG&E's 1996 rate case. The GEP Rider is designed so that when OG&E's average annual cost of fuel per kwh is less than 96.261% of the average non-nuclear fuel cost per kwh of the other fifteen investor owned utility members of the Southwest Power Pool, OG&E is allowed to collect, through the GEP Rider, one-third of the amount by which OG&E's average annual cost fo fuel comes in below 96.261% of such Southwest Power Pool average.

The fuel cost information used to calculate the GEP Rider is based on fuel cost data submitted by each of the utilities in their Form No. 1 Annual Report filed with the Federal Energy Regulatory Commission. The GEP Rider is revised effective July 1 of each year to reflect any changes in the relative annual cost of fuel reported for the preceding year. OG&E management estimates that the additional 1997 revenue impact from the current revision to the GEP Rider will be approximately $9 million, or approximately $0.13 per share. The current GEP Rider is estimated to positively impact revenue by $27 million, or approximately $0.41 per share during the 12 months ending June 1998. On June 18, 1997, OG&E issued the following related news release:

OG&E OUTPERFORMS UTILITIES IN SURROUNDING STATES

OG&E Electric Services has filed documents with the Oklahoma Corporation Commission that show the company has produced power for its customers for significantly less than most other utilities in the region.

"Natural gas prices have shot up over the past 6 months and many electric companies have had to pass these higher costs onto their customers," said Grant Ringel, OG&E's manager of Corporate Communications. "OG&E has insulated its customers from much of the impact of these increased costs by being able to produce most of its electricity with coal and inexpensive power purchased on the open market," he added. "Most utilities in our area have not been able to do this."

During the OG&E rate case completed in 1996, the Corporation Commission created incentives to encourage OG&E to find innovative ways to make OG&E customers' bills below the regional average. If OG&E is able to do this, part of the savings is shared with the company. The information filed with the commission documents these savings and allows a portion to be sent back to the company.

"We believe the Commission has found a way to make everyone a winner when rates are kept low," Ringel said. "Customers get bills that are lower than people in surrounding states and OG&E is rewarded for being innovative," he added.






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                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                  OGE ENERGY CORP.
                                    (Registrant)




                             By /s/ James R. Hatfield
                             ----------------------------
                                    James R. Hatfield
                             Vice President and Treasurer


                          (On behalf of the registrant and in his
                          capacity as Vice President and Treasurer)



June 19, 1997